Exhibit 10.42

PROMISSORY NOTE

2020 Gemini Freestyle 399 Power Catamaran Hull #GEMP0106A020

“Hull 106”

$286,948	Dated: October 31, 2021
Principal Amount	State of Florida

FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of The Catamaran Company and/or its affiliates, the sum of Two Hundred and Eighty Six Thousand, Nine Hundred & Forty Eight US Dollars ($286,948) secured jointly and severably against the vessel:

Said sum shall be paid in the following manner:

One payment of Fifty Seven Thousand Three Hundred & Ninety US Dollars ($57,390 US) on or before October 25th, 2021 and 60 monthly payments of Four Thousand and Four Hundred and Thirty Seven US Dollar ($4,437US) as per the attached schedule

In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agrees to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State first appearing at the head of this note. The undersigned hereby execute this note as principals and not as sureties.

Signed in the presence of:

Witness	Borrower

/s/ Scott Stawski